Morgan Stanley Institutional Fund Trust - Global
Strategist Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  PNC Bank National
Association 3.100% due 10/25/2027
Purchase/Trade Date: 10/18/2017
Offering Price of Shares: $99.966
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $425,000
Percentage of Offering Purchased by Fund: 0.043%
Percentage of Fund's Total Assets: 0.30%
Brokers: Barclays, Citigroup, Morgan Stanley, J.P.
Morgan, Credit Suisse, Goldman Sachs & Co. LLC,
US Bancorp, Wells Fargo Securities, Santander,
Standard Chartered Bank, ICBC Standard Bank,
PNC Capital Markets LLC, Jefferies, BofA Merrill
Lynch, Deutsche Bank Securities, Sandler O'Neill +
Partners, L.P.
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Capital One Financial
Corporation 3.300% due 10/30/2024
Purchase/Trade Date: 10/26/2017
Offering Price of Shares: $99.709
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.027%
Percentage of Fund's Total Assets: 0.28%
Brokers: BofA Merrill Lynch, J.P. Morgan, Morgan
Stanley, RBC Capital Markets, Capital One
Securities, Academy Securities, Blaylock Van, LLC,
Ramirez & Co., Inc., The Williams Capital Group,
L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Metropolitan Life Global
Funding 2.400% due 1/8/2021
Purchase/Trade Date: 1/3/2018
Offering Price of Shares: $99.891
Total Amount of Offering: $1,000,000,000.00
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: 0.053%
Percentage of Fund's Total Assets: 0.36%
Brokers: Credit Suisse, Deutsche Bank, Morgan
Stanley, UBS
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.